Exhibit 99.3

FOR IMMEDIATE RELEASE

FOR:	Stagwell Marketing Group.	CONTACT:	Beth Sidhu
	1808 Eye St NW		Stagwell Marketing Group
	Washington, DC 20006		202-423-4414
Beth@stagwellgroup.com

STAGWELL MARKETING GROUP LLC REPORTS STANDALONE RESULTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021

Results show significant growth including a 29.1% increase in GAAP revenue to $209.6m and a 39.5% increase in net revenue to $181.8m for Q2 2021 vs Q2 2020.

After adjusting for acquisitions, foreign exchange effects, and the election cycle, GAAP revenue for the quarter grew 43.9% with net revenue growth of 42.0%.

Second quarter net income increased to $18.7 million, representing 285.1% growth over Q2 2020.

Adjusted EBITDA increased 91.5% in Q2 2021 vs Q2 2020.

STAGWELL MARKETING GROUP HIGHLIGHTS: 2nd QUARTER AND YTD JUNE 30, 2021

2nd Quarter 2021:

•	GAAP revenue was $209.6 million, representing growth of $47.2 million, or 29.1%, compared to Q2 2020 of $162.3 million.

◦	GAAP revenue organic growth was $38.7 million, or 23.8%.

◦	Adjusting for acquisitions, foreign exchange effects, and the election cycle, GAAP revenue organic growth for the quarter is 43.9%.

•	Net revenue was $181.8 million, representing growth of $51.5 million, or 39.5%, compared to Q2 2020 of $130.4 million.

◦	Net revenue organic growth was $43.0 million, or 33.0%.

◦	Adjusting for acquisitions, foreign exchange effects, and the election cycle, net revenue organic growth for the quarter is 42.0%.

•	Net income was $18.7 million, representing growth of $13.8 million, or 285.1%, compared to the prior year period.

•	Adjusted EBITDA was $38.7 million, representing growth of $18.5 million, or 91.5%, compared to the prior year period.

Year to Date June 30, 2021:

•	GAAP revenue was $390.8 million, representing growth of $43.9 million, or 12.7%, compared to YTD 2020 of $346.9 million.

◦	GAAP revenue organic growth was $25.9 million, or 7.5%.

◦	Adjusting for acquisitions, foreign exchange effects, and the election cycle, GAAP revenue organic growth for the quarter is 24.0%.

•	Net revenue was $339.9 million, representing growth of $58.7 million, or 20.9%, compared to YTD 2020 of $281.2 million.

◦	Net revenue organic growth was $40.8 million, or 14.5%.

◦	Adjusting for acquisitions, foreign exchange effects, and the election cycle, net revenue organic growth for the quarter is 26.1%.

•	Net income was $23.3 million, representing growth of $5.9 million, or 34.2%, compared to the prior year period.

•	Adjusted EBITDA was $62.6 million, representing growth of $20.7 million, or 49.5%, compared to the prior year period.

•	Cash provided by operating activities of $39.2 million, a decrease of $7.6 million, or 16.2%, principally due to increased working capital requirement resulting from revenue growth.

Washington, DC, August 4, 2021 – Stagwell Marketing Group, which formally merged with MDC Partners to form Stagwell Inc. (Nasdaq: STGW) on August 2, announced standalone financial results for Stagwell Marketing Group LLC (“Stagwell” or the “Company”) for the three and six months ended June 30, 2021.

Current Stagwell Inc. President and former Stagwell Group Partner Jay Leveton stated, “The standalone Stagwell Marketing Group quarterly results show industry-leading, double digit net revenue growth across every one of our business segments. As the impact of the pandemic recedes, marketers are investing in research and data analytics to better understand changes among their stakeholders and improve how they connect with them through digital channels -- areas where Stagwell companies excel. We have excellent momentum as we launch Stagwell Inc.”

Current Stagwell Inc. COO and former Stagwell Group CFO Ryan Greene commented, “In the second quarter of 2021, due to its digital first nature, Stagwell’s net revenue grew robustly at 39.5% and EBITDA increased 91.5% as did net income, by 285.1% year over year. At a time when legacy holding companies are working to recover to 2019 pre-pandemic revenue levels, Stagwell’s GAAP revenue this past quarter is more than 20% higher and EBITDA is over 40% higher versus Q2 2019.”

Second Quarter and Year-to-Date 2021 Stagwell Marketing Group Standalone Financial Results

GAAP revenue for the second quarter of 2021 increased $47.2 million, or 29.1%, to $209.6 million. This included organic revenue growth of $38.7 million, or 23.8%. Inorganic revenue was $7.5 million and we reported a foreign exchange impact on GAAP revenue of approximately $1.0 million. Our GAAP revenue includes third-party direct costs, which are expenses incurred with third-party vendors when Stagwell acts as the principal when performing services for its clients. Third-party direct costs were $27.7 million as compared to $32.0 million for the second quarter of 2020, which represents a decrease of 13.3%.

Net revenue for the second quarter of 2021, after deducting third-party direct costs, was $181.8 million compared to $130.4 million for the same period in 2020. This represents an increase of $51.5 million or 39.5%. This included organic revenue growth of $43.0 million, or 33.0%. The organic revenue increase was primarily attributable to double-digit organic growth across nearly all non-political segments. Inorganic revenue of $7.5 million included acquisitions that expanded our digital transformation and digital platform management offerings. We also recorded a foreign exchange impact on net revenue of $1.0 million.

Net income for the second quarter of 2021 was $18.7 million as compared to net income of $4.8 million in the second quarter of 2020, an increase of $13.8 million, or 285.1%. Our operating expenses increased $30.5 million, which related to additional people and client delivery expenses incurred in support of the revenue growth noted above plus additional costs connected to acquired brands. Additionally, general expenses increased $11.4 million across a number of brands and our non-operating expenses increased by $2.9 million, which primarily related to increased provision for income taxes.

Adjusted EBITDA for the second quarter of 2021 was $38.7 million compared to $20.2 million in the second quarter of 2020, an increase of $18.5 million, or 91.5%. The increase was driven by the strong revenue performance that was partially offset by the increase in operating expenses noted above. Our Adjusted EBITDA margin was 18.5% on GAAP revenue and 21.3% on net revenue, up from 12.5% and 15.5% respectively in the second quarter of 2020.

GAAP revenue for the first six months of 2021 increased $43.9 million, or 12.7%, to $390.8 million. This included organic revenue growth of $25.9 million, or 7.5%. Inorganic revenue was $17.1 million, and we recorded a foreign exchange impact on GAAP revenue of $0.9 million. The organic revenue growth was primarily attributable to a $26.2 million increase in organic revenues from our Digital – Marketing segment that were partially offset by an organic revenue decline of $18.6 million from our Communications, Public Affairs and Advocacy and Digital – Content segments. All remaining segments reported organic revenue growth of $18.4 million. Inorganic revenue totaled $17.1 million and included $15.0 million from investments that expanded our digital transformation offerings and $2.2 million from investments that expanded our strategic corporate communications offering. Third-party direct costs were $50.9 million as compared to $65.7 million for the first six months of 2020, which represents a decrease of 22.5%.

Net revenue for the first six months of 2021, after deducting third-party direct costs, was $339.9 million as compared to $281.2 million for the first six months of 2020, which represents an increase of $58.7 million or 20.9%. This included organic revenue growth of $40.8 million, or 14.5%. All segments except for Digital – Content, which remained impacted by travel restrictions put in place in response to COVID, reported double digit organic growth. Inorganic revenue was $17.1 million and included $15.0 million from investments that expanded our digital transformation offerings and $2.1 million from investments that expanded our strategic corporate communications offering. We also recorded a foreign exchange impact on net revenue of $0.9 million.

Net income for the first six months of 2021 was $23.3 million as compared to net income of $17.3 million in the first six months of 2020, an increase of $5.9 million, or 34.2%. Our operating expenses increased $31.9 million, which related to additional operating expenses incurred by our existing brands in support of the revenue growth noted above plus additional costs connected to acquired brands. General expenses increased $20.4 million across several brands and our non-operating expenses (net of other income) increased by $6.1 million, which primarily related to increased provision for income taxes of 3.4 million and a decrease in other income reported in prior period not repeated in the current period of $2.2 million.

Adjusted EBITDA for the first six months of 2021 was $62.6 million as compared to $41.8 million in the first six months of 2020, an increase of $20.7 million, or 49.5%. Again, the increase was driven by the strong revenue performance that was partially offset by the increase in operating expenses noted above. In addition, the adjusted EBITDA margin was 16.0% on GAAP revenue and 18.4% on net revenue, up from 12.1% and 14.9% respectively in the first six months of 2020.

Stagwell Inc. Conference Call

Management will host a video webcast and conference call on Wednesday, August 4, 2021, at 8:30 a.m. (ET) to discuss standalone results for Stagwell Marketing Group LLC and MDC Partners Inc. for the three and six months ended June 30, 2021.The video webcast will be accessible at https://kvgo.com/openexchange-inc/mdca-stagwell-earnings-call. An investor presentation has been posted on our website at www.stagwellglobal.com and may be referred to during the conference call.

A recording of the conference call will be accessible one hour after the call and available for ninety days at www.stagwellglobal.com.

About Stagwell Marketing Group

The Stagwell Marketing Group is the first and only independent, digital-first, and fully-integrated organization of size & scale servicing brands across the continuum of marketing services. Collaborative by design, Stagwell is not weighed down by legacy points of view and its people are united in their desire to innovate, evolve, grow and deliver superior results for their clients. Stagwell’s high growth brands include experts in four categories: digital transformation and marketing, research and insights, marketing communications, and content and media. Stagwell Media LP (“Stagwell Media), is a private equity fund that owns all interests in Stagwell Marketing Group LLC through a wholly owned holding company named Stagwell Marketing Group Holdings LLC. Stagwell Media, Stagwell Marketing Group LLC and its businesses are managed by The Stagwell Group, a registered investment advisor. The address of Stagwell is 1808 Eye Street, Floor 6, Washington, D.C., 20006.

As of the date hereof, Stagwell Agency Holdings and its affiliates, including Stagwell Media, and joint actors beneficially own 50,000 Series 6 preferred shares (representing 100% of the outstanding Series 6 preferred shares), 14,425,714 Class A common shares (representing 18.7% of the outstanding Class A common shares) and 179,970,051 voting-only Class C common shares (representing 100% of the outstanding voting-only Class C common shares) of Stagwell Inc., collectively representing 75.6% of the issued and outstanding voting shares of Stagwell Inc., as calculated on an as-converted basis.

Non-GAAP Financial Measures

Stagwell has included in this press release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures include the following:

Net Revenue: “Net Revenue” is GAAP Revenue adjusted to exclude certain third-party direct costs when the Company acts as principal for the services rendered in the client arrangement.

Inorganic Revenue: “Inorganic Revenue” consists of (i) for acquisitions during the current year, the revenue effect from such acquisitions as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods.

Organic Revenue: Organic revenue is calculated by subtracting both the foreign exchange and acquisition (disposition) components from total revenue. “Organic revenue growth” and “organic revenue decline” refers to the positive or negative changes in revenue that were not attributable to the effects of foreign exchange or acquired run rate revenue from acquisitions. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the Company’s Brands that have been held throughout each of the comparable periods presented, and (b) inorganic revenue.

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure that represents net income adjusted for (a) interest expense, (b) provision for income taxes, (c) depreciation and amortization expense, (d) other income (expenses), (e) equity in earnings (losses) of unconsolidated affiliates, (f) deferred acquisition consideration adjustments, and (g) other items, net. Other items, net includes items such as acquisition-related expenses, other non-recurring items and other restructuring costs.

Included in the Company’s press release and supplemental management presentation are tables reconciling Stagwell’s GAAP results to arrive at certain of these non-GAAP financial measures.

This press release contains forward-looking statements. Statements in this press release that are not historical facts, including without limitation the information under the heading "Financial Outlook" and statements about the Company’s beliefs and expectations, earnings (loss) guidance, recent business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. Words such as “estimates”, “expects”, “contemplates”, “will”, “anticipates”, “projects”, “plans”, “intends”, “believes”, “forecasts”, “may”, “should”, and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with international, national and regional unfavorable economic conditions that could affect the Company or its clients, including as a result of the novel coronavirus pandemic (“COVID-19”);
•	the effects of the outbreak of COVID-19, including the measures to reduce its spread, and the impact on the economy and demand for our services, which may precipitate or exacerbate other risks and uncertainties;
•	an inability to realize expected benefits of the redomiciliation of the Company from the federal jurisdiction of Canada to the State of Delaware (the “Redomiciliation”) and the subsequent combination of the Company’s business with the business of the subsidiaries of Stagwell Media LP (“Stagwell”) that own and operate a portfolio of marketing services companies (the “Business Combination” and, together with the Redomiciliation, the “Transactions”) or the occurrence of difficulties in connection with the Transactions;
•	adverse tax consequences in connection with the Transactions for the Company, its operations and its shareholders, that may differ from the expectations of the Company, including that future changes in tax law, potential increases to corporate tax rates in the United States and disagreements with the tax authorities on the Company’s determination of value and computations of its attributes may result in increased tax costs;
•	the occurrence of material Canadian federal income tax (including material “emigration tax”) as a result of the Transactions;
•	the impact of uncertainty associated with the Transactions on the Company’s businesses;
•	direct or indirect costs associated with the Transactions, which could be greater than expected;
•	risks associated with severe effects of international, national and regional economic conditions;
•	the risk of parties challenging the Transactions or the impact of the Transactions on the Company’s debt arrangements;
•	the Company’s ability to attract new clients and retain existing clients;
•	reduction in client spending and changes in client advertising, marketing and corporate communications requirements;
•	financial failure of the Company’s clients;
•	the Company’s ability to retain and attract key employees;
•	the Company’s ability to achieve the full amount of its stated cost saving initiatives;
•	the Company’s implementation of strategic initiatives;
•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;
•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and
•	foreign currency fluctuations.

Investors should carefully consider these risk factors, other risk factors described herein, and the additional risk factors outlined in more detail in MDC’s initial Form S-4, filed with the Securities and Exchange Commission (the “SEC”) on February 8, 2021, Amendment No.1 filed on March 29, 2021, Amendment No.2 filed on April 22, 2021, Amendment No.3 filed on April 30, 2021, and the Prospectus Supplement filed July 8, 2021, all of which are accessible on the SEC’s website at www.sec.gov.

SCHEDULE 1

STAGWELL MARKETING GROUP LLC AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Net Revenue	$181,845	$130,356	$339,918	$281,192
Third-party vendor costs	27,715	31,974	50,884	65,681
Revenue	$209,560	$162,330	$390,802	$346,873
Operating expenses:
Cost of services sold	122,074	103,296	234,073	224,054
Office and general expenses	52,674	41,243	104,952	84,515
Depreciation and amortization	10,381	10,108	21,331	19,864
Total operating expenses	185,129	154,647	360,356	328,433
Operating income	24,431	7,683	30,446	18,440
Other expenses, net:
Interest expense, net	(1,935)	(1,976)	(3,286)	(2,887)
Other expense, net	(486)	(691)	122	2,336
Income before taxes and equity in earnings (losses) of unconsolidated affiliates	22,010	5,016	27,282	17,889
Provision for income taxes	(3,348)	(134)	(4,021)	(593)
Income before equity in earnings (losses) of unconsolidated affiliates	18,662	4,882	23,261	17,296
Equity in earnings (losses) of unconsolidated affiliates	(3)	(37)	1	42
Net income	18,659	4,845	23,262	17,338
Less: Net income attributable to noncontrolling interests	1,470	1,671	2,623	2,809
Less: Net (loss) income attributable to redeemable noncontrolling interests	(156)	(1,097)	(1,071)	(1,789)
Net income attributable to Member	$17,345	$4,271	$21,710	$16,318

(1)	Net Revenue: GAAP Revenue adjusted to exclude certain third-party direct costs when we act as a principal for the services rendered in the client arrangement.

Note: Actuals may not foot due to rounding.

SCHEDULE 2

STAGWELL MARKETING GROUP LLC AND SUBSIDIARIES

UNAUDITED REVENUE RECONCILIATION

(in thousands)	Quarter on Quarter Change		Year to Date
	(2nd Quarter)		(2nd Quarter)
GAAP REVENUE	Revenue	% Change	Revenue	% Change

June 30, 2020	$162,330		$346,873
Organic Revenue	38,712	23.8%	25,899	7.5%
Inorganic Revenue(1)	7,477	4.6%	17,136	4.9%
Foreign exchange impact	1,041	0.6%	894	0.3%
Total Change	47,230	29.1%	43,929	12.7%
June 30, 2021	$209,560		$390,802

	Quarter on Quarter Change		Year to Date
	(2nd Quarter)		(2nd Quarter)
NET REVENUE(1)	Revenue	% Change	Revenue	% Change

June 30, 2020	$130,356		$281,192
Organic Revenue	43,011	33.0%	40,771	14.5%
Inorganic Revenue(1)	7,437	5.7%	17,061	6.1%
Foreign exchange impact	1,041	0.8%	894	0.3%
Total Change	51,489	39.5%	58,726	20.9%
June 30, 2021	$181,845		$339,918

(1)	“Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and inorganic components from total revenue growth. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the Company’s Brands that have been held throughout each of the comparable periods presented, and (b) “inorganic revenue”.

(2)	Net Revenue: GAAP Revenue adjusted to exclude certain third-party costs when we act as a principal for the services rendered in the client arrangement.

Note: Actuals may not foot due to rounding.

SCHEDULE 3

STAGWELL MARKETING GROUP LLC AND SUBSIDIARIES

UNAUDITED MANAGEMENT ADJUSTED RESULTS

		Communications, Public Affairs and Advocacy ("CPAA") Normalization Adjustment				Revenue
		As Reported		Reporting Periods Calculations		As Reported
		For the three months ending June 30,				plus the difference
	GAAP REVENUE As Reported	2019	2020	Average of CPAA Periods Reported	Difference between current period reported and Average	between current period reported and Average of CPAA Periods Reported	% Change
	i	ii	iii	iv = (ii + iii) / 2	v = ii - iv	vi = v + i
June 30, 2020	$162,330	$25,681	$52,423	$39,052	$(13,371)	$148,959
Organic Revenue	38,712	26,742	(3,843)			65,453	43.9%
Inorganic Revenue(1)	7,477	-	-			7,477	5.0%
Foreign exchange impact	1,041	-	-			1,041	0.7%
Total Change	47,230	26,742	(3,843)			73,971	49.7%
June 30, 2021	$209,560	$52,423	$48,580	$50,501	$13,371	$222,930

		As Reported		Reporting Periods Calculations		Net Revenue
		For the three months ending June 30,				As Reported plus the
	Net Revenue As Reported	2019	2020	Average of CPAA Periods Reported	Difference between current period reported and Average	difference between current period reported and Average of CPAA Periods Reported	% Change
	i	ii	iii	iv = (ii + iii) / 2	v = ii - iv	vi = v + i
June 30, 2020	$130,356	$16,354	$26,045	$21,200	$(4,846)	$125,511
Organic Revenue	43,011	9,691	4,964			52,702	42.0%
Inorganic Revenue(1)	7,437	-	-			7,437	5.9%
Foreign exchange impact	1,041	-	-			1,041	0.8%
Total Change	51,489	9,691	4,964			61,180	48.7%
June 30, 2021	$181,845	$26,045	$31,009	$28,527	$4,846	$186,691

		Communications, Public Affairs and Advocacy ("CPAA") Normalization Adjustment				GAAP
		As Reported				Revenue
		For the six months ending June 30,		Reporting Periods Calculations		As Reported plus the
	GAAP REVENUE As Reported	2019	2020	Average of CPAA Periods Reported	Difference between current period reported and Average	difference between current period reported and Average of CPAA Periods Reported	% Change
	i	ii	iii	iv = (ii + iii) / 2	v = ii - iv	vi = v + i
June 30, 2020	$346,873	$53,567	$104,662	$79,115	$(25,548)	$321,325
Organic Revenue	25,899	51,095	(14,966)			76,994	24.0%
Inorganic Revenue(1)	17,136	-	2,183			17,136	5.3%
Foreign exchange impact	894	-	-			894	0.3%
Total Change	43,929	51,095	(12,783)			95,024	29.6%
June 30, 2021	$390,802	$104,662	$91,879	$98,270	$25,548	$416,349

		As Reported		Reporting Periods Calculations		Net Revenue As Reported
		For the six months ending June 30,				plus the difference
						between
	Net Revenue As Reported	2019	2020	Average of CPAA Periods Reported	Difference between current period reported and Average	current period reported and Average of CPAA Periods Reported	% Change
	i	ii	iii	iv = (ii + iii) / 2	v = ii - iv	vi = v + i
June 30, 2020	$281,192	$31,302	$60,088	$45,695	$(14,393)	$266,799	2
Organic Revenue	40,771	28,786	(9,463)			69,558	26.1%
Inorganic Revenue(1)	17,061	-	2,127			17,061	6.4%
Foreign exchange impact	894	-	-			894	0.3%
Total Change	58,726	28,786	(7,337)			87,513	32.8%
June 30, 2021	$339,918	$60,088	$52,751	$56,420	$14,393	$354,312

(1)	“Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and inorganic components from total revenue growth. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the Company’s Brands that have been held throughout each of the comparable periods presented, and (b) “inorganic revenue”.

(2)	Net Revenue: Pro Forma GAAP Revenue adjusted to exclude certain third-party costs when we act as a principal for the services rendered in the client arrangement.

Note: Actuals may not foot due to rounding.

SCHEDULE 4

STAGWELL MARKETING GROUP LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	June 30, 2021 (Unaudited)	December 31, 2020
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$73,450	$92,457
Accounts receivable, net	196,821	225,733
Expenditures billable to clients	15,909	11,063
Other current assets	37,701	36,433
Total current assets	323,881	365,686
Investments	1,865	14,256
Property and equipment, net	37,842	35,614
Goodwill	352,469	351,725
Intangible assets, net	171,130	186,035
Right-of-use assets – operating leases	53,997	57,752
Other assets	2,578	2,787
Total assets	$943,762	$1,013,855

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$108,734	$147,826
Accruals and other liabilities	87,620	89,562
Current maturities of long-term debt	497	994
Advanced billings	70,049	66,418
Current portion of operating lease liabilities	19,280	19,579
Current portion of deferred acquisition consideration	8,767	12,579
Total current liabilities	294,947	336,958
Long-term debt, net	184,319	198,024
Long-term portion of deferred acquisition consideration	7,516	5,268
Long-term portion of operating lease liabilities	49,435	52,606
Deferred tax liabilities, net	16,232	16,050
Other liabilities	7,345	5,802
Total liabilities	559,794	614,708

Commitments and contingencies

Redeemable noncontrolling interest	2,626	604

Member’s equity	350,395	358,756
Noncontrolling interest	30,947	39,787
Total equity	381,342	398,543
Total liabilities, redeemable noncontrolling interest and equity	$943,762	$1,013,855

SCHEDULE 5

STAGWELL MARKETING GROUP LLC AND SUBSIDIARIES

UNAUDITED SUMMARY CASH FLOW DATA

	Six Months Ended June 30
(in thousands, except percentages)	2021	2020
Net cash provided by operating activities	$39,218	$46,813
Net cash used in investing activities	(7,288)	(7,908)
Net cash used in financing activities	(52,710)	(23,653)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,773	380
Net (decrease) increase in cash, cash equivalents and restricted cash	(19,007)	15,632
Cash, cash equivalents and restricted cash at the beginning of the period	92,457	63,860
Cash, cash equivalents and restricted cash at the end of the period	$73,450	$79,492

Supplemental cash flow information:
Cash interest paid	(4,649)	(4,490)
Income taxes paid	(3,047)	(1,310)
Non-cash investing and financing activities:
Acquisitions of business	-	(23,720)
Net unrealized gain (loss) on investments	-	(4,999)
Contributions by Member	12,122	83,242
Distributions to Member	(13,000)	-
Payment of deferred acquisition consideration	(7,080)	(64,322)

SCHEDULE 6

STAGWELL MARKETING GROUP LLC AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Net Income	$18,659	$4,845	$23,262	$17,338
Interest expense, net	1,935	1,976	3,286	2,887
Provision for income taxes	3,348	134	4,021	593
Depreciation and amortization	10,381	10,108	21,331	19,864
EBITDA	34,323	17,063	51,900	40,682
Management Adjustments
Other (expense) income, net	833	688	224	(2,336)
Equity in losses of unconsolidated affiliate	3	37	(1)	(42)
Acquisition-related expenses	1,297	440	3,942	1,135
Deferred acquisition consideration expenses	2,098	1,144	6,034	1,121
Other non-recurring items	161	-	461	-
Other restructuring costs	-	846	-	1,289
Adjusted EBITDA	$38,715	$20,218	$62,560	$41,849

Note: Actuals may not foot due to rounding.

SCHEDULE 7

STAGWELL MARKETING GROUP LLC AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF COMPONENTS OF NON-GAAP MEASURES

	2020				2021		YTD Q2	YTD Q2
	Q2	Q3	Q4	Full Year	Q1	Q2	2020	2021
Inorganic GAAP Revenue

GAAP Revenue	162,330	228,097	313,062	888,032	181,242	209,560	346,873	390,802
Organic revenue for the period	(140,923)	(216,959)	(299,785)	(812,488)	(171,435)	(203,124)	(295,745)	(374,559)
Foreign exchange impact	188	760	478	579	(147)	1,041	(659)	894

Inorganic GAAP Revenue	21,595	11,898	13,755	76,123	9,660	7,477	50,469	17,137

Inorganic Net Revenue

GAAP Revenue	162,330	228,097	313,062	888,032	181,242	209,560	346,873	390,802
Third party direct costs	(31,971)	(75,238)	(113,882)	(254,801)	(23,168)	(27,715)	(65,681)	(50,884)
Net revenue	130,359	152,859	199,180	633,231	158,074	181,845	281,192	339,918
Organic revenue for the period	(112,795)	(142,291)	(186,473)	(567,292)	(148,588)	(175,409)	(238,528)	(321,963)
Foreign exchange impact	188	760	478	579	(147)	1,041	(659)	894

Inorganic Net Revenue	17,752	11,328	13,185	66,518	9,338	7,477	42,005	17,061

Note: Actuals may not foot due to rounding.